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                                                                     EXHIBIT 5.2




                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]




                                  May 22, 2001





Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

         Re:      RGA Capital Trust I and RGA Capital Trust II


Ladies and Gentlemen:

         We have acted as special Delaware counsel for RGA Capital Trust I ("Trust I") and RGA Capital Trust II ("Trust II"), each a Delaware business trust, in connection with the matters set forth herein. Trust I and Trust II are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust". At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of Trust I, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on February 8, 2001;

         (b) The Certificate of Trust of Trust II, as filed with the Secretary of State on February 8, 2001 (the documents in items (a) and (b) above are hereinafter collectively referred to as the "Certificates of Trust" and sometimes hereinafter individually referred to as a "Certificate of Trust");

         (c) The Trust Agreement of Trust I, dated as of February 8, 2001, among Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), and the trustees of Trust I named therein;



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Reinsurance Group of America, Incorporated
May 22, 2001
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         (d) The Trust Agreement of Trust II, dated as of February 8, 2001, among the Company and the trustees of Trust II named therein;

         (e) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus with respect to the Trusts (the "Prospectus"), relating to the Cumulative Preferred Securities of the Trusts representing preferred beneficial interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), in the form to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about February 9, 2001;

         (f) A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into among the Company and the trustees of the Trust named therein (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), attached as an exhibit to the Registration Statement (including Exhibit D thereto); and

         (g) A Certificate of Good Standing for each of the Trusts, dated February 9, 2001, obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that each of the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its


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Reinsurance Group of America, Incorporated
May 22, 2001
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organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

         This opinion is limited to the Delaware Business Trust Act, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

         2. The Preferred Securities of each Trust will be, when issued, validly issued, fully paid and nonassessable beneficial interests in the assets of the applicable Trust, subject to the qualifications set forth in paragraph 3 below.

         3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,

                                                  /s/ Richards, Layton &
                                                           Finger, P.A.